EXHIBIT 10.3

DEFINITIVE AGREEMENT

This Definitive Agreement (“DA”), dated August 27th, 2013, is by and between ANTAGA INTERNATIONAL CORP., a Nevada Corporation (“Company”) and Mix1, LLC, an Arizona Limited Liability Company (“Mix”). (Mix and Company may individually referred to hereinafter as “Party” collectively referred to hereinafter as the “Parties”). This DA sets forth the general terms and conditions for an Asset Purchase, to which the Company and the Mix have jointly agreed.

A.           Mix is the owner of the Mix1 Assets (the “Assets”) described very specifically in Schedule “A” attached hereto.

B.           Mix agrees to sell the Assets, and Company agrees to purchase all of the Assets from or controlled by Mix, and acquire full rights to market and sell such Assets and conduct business activities with the Assets.

This DA contemplates the final transaction (the “Transaction”) between the Parties that provides for Company to acquire all of the Assets controlled or yet to be controlled by Mix. The general understating of the terms and conditions of the Transaction are set forth herein.

AGREEMENT

The following shall constitute a binding purchase and sale of the Parties hereto between Mix and the Company setting forth in detail the terms and conditions of the transactions and agreements (the “Definitive Agreements”).

1.            Understanding

1.1           Transaction.  Company to acquire 100% of the Assets owned by Mix and Mix desires to sell those Assets to the Company. The Parties contemplate that the principal terms and conditions of the Transaction shall be as follows:

(a).           Issuance of Shares in Company.    Mix will be issued Ten Million (10,000,000) , post reverse, newly issued shares of common stock in the Company within three days after the effective date of the reverse split.

1.2           Conditions to Consummation of the Transaction.  The obligations of Company, with respect to the Transaction, shall be subject to the satisfaction of the conditions customary to transactions of this type, including without limitation: (a) confirmation that the representations and warranties of Mix are true and accurate in all respects affecting the transaction.

1.3           Access to Relevant Documents and Properties. Mix shall give Company and its representatives full access to any personnel and all properties, documents, books, records and operations relating to the Assets within a reasonable amount of time from the date of any such request, but in each such case within ten (10) business days from the date of request. All such requests for access under this Section shall be delivered via email to an authorized agent or via facsimile to Mix.

2.             Agreement

2.1           Transaction.  The undersigned agree to the terms of the Transaction as set forth above and each agree to execute any and all documents consistent with the above terms to facilitate the consummation of such Transaction on or before August 28th, 2013

3.            Costs and Expenses

All costs and expenses incurred by Company or Mix in connection with the Transaction shall be borne by the incurring Party.

4.            Governing Law

This DA shall be governed by and construed in accordance with the laws of Nevada applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles.

5.            Confidentiality.

Except as provided herein, the existence and the terms of this DA shall be maintained in confidence by the Parties hereto and their respective officers, directors and employees. Except as compelled to be disclosed by judicial or administrative process or by other requirements of law, legal process, rule or regulation (including to the extent required in connection with any filings made by the Parties or their controlling affiliates with the Securities and Exchange Commission) all public announcements, notices or other communications regarding such matters to third parties, including without limitation any disclosure regarding the transactions contemplated hereby, shall require the prior approval of all Parties hereto.

8.            Amendment.

Any amendment(s) to this DA shall be in writing and signed by all Parties hereto.

9.            Miscellaneous.

9.1           Authority.  The execution, delivery and performance by Mix of this DA (a) has been duly authorized by all requisite corporate and, if required, stockholder action on the part of Mix (b) and this DA will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Mix, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Mix is a party or by which it or any of the Assets is or may be bound, (ii) result in the creation or imposition of any Lien upon or with respect to the Assets or assets acquired by Mix.

9.2           Indemnity.

(a)           Mix and Company shall each indemnify each other, and the other Party’s directors, officers, partners, employees and agents (each such Person being called an “Indemnity”) against, and to hold each Indemnity harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnities arising out of in any way connected with, or as a result of (i) the execution or delivery of this DA or any agreement or instrument contemplated hereby, the performance by the Parties thereto of their respective obligations hereunder or the consummation of the Definitive Agreements and the other transactions contemplated thereby, and (ii) any claim, litigation investigation or proceeding relating to any of the foregoing, whether or not any Indemnity is a party thereto.

(b)           The provisions of this Section 10.2 shall remain operative and in full force and effect regardless of the expiration of the term of this DA the consummation of the transactions contemplated hereby, the invalidity or unenforceability of any term or provision of this DA, or any investigation made by or on behalf of Company.

9.3           Agreement to Perform Necessary Acts.  Company and the Mix agree to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions and intent of this DA.

10.           Counterparts and/or Facsimile Signature.

This DA may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective. Delivery of an executed signature page to this Agreement by facsimile transmission or email correspondence shall be as effective as delivery of a manually signed counterpart of this Agreement.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

COMPANY: ANTAGA INTERNATIONAL CORP.

Date: 8-29-2013	By:	/s/ Cameron Robb
Cameron Robb

Mix1, LLC

Date: 8-30-2013	By:	/s/ John Gardina
John Gardina

SCHEDULE A
MIX1 IP & INTANGIBLE ASSETS

Item	Description
mix1 Brand Name	Access to trademarked brand name and logo
mix1 internet domains	mix1life.com (exp 6/8/16)
tri-usllc.com (exp 6/8/16)
mix1.us (exp 6/26/16)
mixone.com (exp 5/22/15)
mix1.biz (exp 9/23/13)
mix1.org (exp 9/23/13)
mix1life.biz (exp 9/23/13)
mix1life.info (exp 9/23/13)
mix1life.net (exp 9/23/13)
mix1life.org (exp 9/23/13)
mix1life.us (exp 9/23/13)
Current mix1 Product Specifications / BOMs and Processing and Batching Instructions	Enhanced Protein Mix Berry Nutrition Shake (11oz Tetra) Formula
Enhanced Protein Blueberry Vanilla Nutrition Shake (11oz Tetra) Formula
Lean Performance Strawberry Banana Nutrition Shake (11oz Tetra) Formula
Enhanced Protein Chocolate Nutrition Shake (11oz Tetra) Formula
Enhanced Protein Vanilla Nutrition Shake (11oz Tetra) Formula
Lean Performance Chocolate Nutrition Shake (11oz Tetra) Formula
Lean Performance Vanilla Nutrition Shake (11oz Tetra) Formula
Enhanced Protein Mix Berry Nutrition Shake (12oz Bottle) Formula
Enhanced Protein Blueberry Vanilla Nutrition Shake (12oz Bottle) Formula
Enhanced Protein Strawberry Banana Nutrition Shake (12oz Bottle) Formula
Lean Performance Acai Pomegranate Nutrition Shake (12oz Bottle) Formula
Lean Performance Strawberry Banana Nutrition Shake (12oz Bottle) Formula
Past mix1 Product Specifications / BOMs	Enhanced Protein Mango Formula
Enhanced Protein Peach Formula
Enhanced Protein Lime Formula
Enhanced Protein Tangerine Formula
Lean Performance Blueberry Formula
Lean Performance Orange Twist Formula
Product NLEA Information	Files with complete Nutritional Facts and ingredients for all current mix1 products
Process Authority Letters	Letters from various process authorities with specs and guild lines for product pasteurization / production
Quality Assurance Guidelines	Quality Procedures/Batch & Process Analytical Specifications/Nutritional Values
Packaging Design Specifications (electronic files)	Tetra Film (x7 flavors)
Tetra Case Pack (x7 flavors)
Bottle Shrink Sleeves (x5 flavors)
Bottle Case Trays (x5 flavors)
Ingredient Specifications	Detailed descriptions and specifications on all ingredients used in production of mix1
Vendor / Supplier list	Name, Contact, and Item Name for all product ingredient suppliers
Name and Contact for all packaging suppliers
Market Research Reports	Various brand, consumer, marketing research studies
Product Sales Sheets	Various electronic files
mix1 Social Media assets	mix1 Facebook account with ~20,000 fans and mix1 twitter account with about 2,000 followers
Company electronic archives	Complete inventory of all company electronic work product